Exhibit 10.25

PUREDEPTH, INC.
AMENDMENT OF STOCK OPTION AGREEMENT
AMENDMENT NO. 2

THIS AMENDMENT No. 2 OF THE STOCK OPTION AGREEMENT is made by and between PureDepth, Inc., a Delaware corporation (the “Company”), and Mark Yahiro (the “Optionee”).

RECITALS

WHEREAS, the Optionee holds an option to purchase shares of the Company’s Common Stock (the “Option”) pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), which was evidenced by a form of Stock Option Agreement (the “Option Agreement”);

WHEREAS, the Option was subsequently amended by the parties on (“Amendment No.1) in order to provide for a fixed exercise schedule for the Option and a fixed resale schedule; and

WHEREAS, the parties wish to amend the Option such that exercised shares that are not sold by Optionee during one calendar year may be sold in subsequent years, as set forth below.

AGREEMENT

NOW, THEREFORE, the Company and the Optionee agree as follows:

1.            Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Option Agreement or the Plan, as the case may be.

2.            Sale of Shares.  Subject to applicable law and the Company’s insider trading and other policies, the Shares obtained on exercise of the Option may not be sold more rapidly than pursuant to the Schedule indicated on Schedule B, provided however that, any Shares obtained on exercise of the Option that are permitted to be sold during any applicable calendar year, pursuant to the limits of Schedule B, but are not sold during such year may be sold by Optionee in subsequent years, and the Share sale limitations set forth on Schedule B shall be adjusted to accommodate such Shares.

3.            Continuation of Other Terms.  Except as set forth herein, all other terms and conditions of the Option Agreement shall remain in full force and effect.

4.            Tax Consequences of Amendment.  The Optionee acknowledges that the tax law applicable to stock options is complex and subject to change, and that the Optionee is advised to consult with his or her tax advisor regarding the consequences of Amendment No.1 and this Amendment No. 2, the subsequent exercise of the Option and the disposition of shares acquired upon exercise of the Option.

5.            Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

PUREDEPTH, INC.:

By: /s/ Jon McCaman

Jon McCaman
Date: December 20, 2007	Title: Chief Financial Officer and Secretary

OPTIONEE:

Date: December 20, 2007	/s/ Mark Yahiro